UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2020

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Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

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Georgia	001-04365	58-0831862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Peachtree Street, N.E., Suite 688

Atlanta, Georgia 30309

(Address of Principal Executive Offices) (Zip Code)

(404) 659-2424

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	OXM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2020, the Board of Directors of Oxford Industries, Inc. (the "Company") appointed Milford W. McGuirt as a director of the Company upon the recommendation of the Company's Nominating, Compensation & Governance Committee. Mr. McGuirt's appointment, which is through the Company's 2021 annual meeting of shareholders, filled a vacancy created by an increase in the size of the Board of Directors to eleven (11) members pursuant to an amendment to the Company's Bylaws adopted immediately prior to Mr. McGuirt's appointment.

Mr. McGuirt, age 64, retired as Managing Partner of the Atlanta office and Mid-South Region of KPMG, where he was responsible for strategic direction and expansion and oversaw the firm's offices in Alabama, Mississippi and Tennessee. He held a number of leadership positions during his 33-year career at KPMG, including as a senior partner and the National Audit Sector Leader and National Industry Leader for the firm's higher education practice. Prior to joining KPMG, he served as an audit manager with Coopers & Lybrand. He is a Certified Public Accountant and received a Bachelor of Business Administration in Accounting from Western Michigan University.

Mr. McGuirt is a member of the board of directors, Audit Committee and Nominating and Corporate Governance Committee of HD Supply Holdings, Inc. and HD Supply, Inc. He has served as a member of the Governing Board of The Woodruff Arts Center, where he also served as the Audit Committee Chair, as a member of the Board of Trustees and Finance Committee of Oglethorpe University, and as the Board Chair of Georgia Partnership for Excellence in Education.

There are no arrangements or understandings between Mr. McGuirt and any other person pursuant to which Mr. McGuirt was appointed as a director. The Company's Board of Directors determined that Mr. McGuirt does not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is an independent director within the meaning of the listing standards of the New York Stock Exchange and Securities Exchange Act of 1934, as amended. In making this determination, the Company's Board of Directors considered all relevant facts and circumstances known to it. There is no transaction in which Mr. McGuirt has an interest that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Mr. McGuirt will be compensated for his service as a director on the same basis as other non-employee directors of the Company, as described in the Company's definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2020 and subsequently amended by the Company's Board of Directors to reduce by 50% the cash retainer payable to non-employee directors for the remainder of the Company's 2020 fiscal year.

A copy of the press release announcing Mr. McGuirt's appointment is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2020, the Board of Directors of the Company amended the Company's Bylaws to increase the number of members of the Board of Directors to eleven (11) persons, effective August 14, 2020. The increase created a vacancy filled by the subsequent appointment of Milford W. McGuirt.

The Company's Bylaws, as restated to reflect the amendment, are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

3.2	Bylaws of Oxford Industries, Inc., as amended
99.1	Press Release of Oxford Industries, Inc., dated August 18, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Industries, Inc.

Date: August 18, 2020	By:	/s/ Suraj A. Palakshappa
Suraj A. Palakshappa
Vice President-Law, General Counsel and Secretary